UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2016

TAITRON COMPONENTS INCORPORATED
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-25844 (Commission File Number)	95-4249240 (I.R.S. Employer Identification No.)

28040 WEST HARRISON PARKWAY, VALENCIA, CALIFORNIA  91355
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (661) 257-6060

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
(a)	Minimum Bid Price Deficiency – Letter Extending Additional 180-Day Grace Period
On June 16, 2016, Taitron Components Incorporated (the "Company") received notice from the NASDAQ Stock Market, indicating that the Company will have an additional 180-day grace period, or until December 12, 2016, to regain compliance with NASDAQ’s minimum bid price requirement Listing Rule 5550(a)(2).  In order to regain compliance, shares of the Company’s common stock must maintain a minimum bid closing price of at least $1.00 per share for a minimum of ten (10) consecutive business days during the additional grace period.  The notification letter has no effect at this time on the listing of the Company’s common stock on The NASDAQ Capital Market.  The Company has provided written notice to NASDAQ of its intention to cure the minimum bid price deficiency during the second grace period by effecting a reverse stock split, if necessary.

(b)	Minimum Bid Price Deficiency – Letter Notifying Regained Compliance
On June 22, 2016, the Company received notice from the NASDAQ Stock Market, indicating that for ten (10) consecutive business days from June 7, 2016 to June 20, 2016, the closing bid price of the Company’s common stock has been at $1.00 per share or greater.  Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TAITRON COMPONENTS INCORPORATED

Dated: June 22, 2016	By:	/s/ David Vanderhorst
David Vanderhorst
Chief Financial Officer